CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 8, 2024, relating to the consolidated financial statements of Potbelly Corporation and the effectiveness of Potbelly Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Potbelly Corporation for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
Chicago, Illinois
May 8, 2024